Exhibit 99.3

FORM OF LETTER TO STOCKHOLDERS WHO ARE RECORD HOLDERS

FLEXSHOPPER, INC.

35,000,000 Units
Offered Pursuant to Subscription Rights
Distributed to Stockholders
of FlexShopper, Inc.

December 2, 2024

Dear Stockholders:

Enclosed are materials relating to the rights offering being conducted by FlexShopper, Inc., a Delaware corporation, including the prospectus dated December 2, 2024 (the “Prospectus”). Please carefully review the Prospectus, which describes how you can participate in the rights offering. You will be receiving and will be able to exercise your non-transferable subscription rights (the “Subscription Rights”) to purchase units of securities at a subscription price equal to $1.70 (the “Unit Subscription Price”). The Subscription Rights will expire if not exercised prior to 5:00 p.m., Eastern time, on the date that is 30 days following the date of the Prospectus, unless we extend or terminate the subscription offering.

Each unit consists of a share of our common stock, one series A common stock purchase right (“Series A Right”), one series B common stock purchase right (“Series B Right”) and one series C common stock purchase right (“Series C Right” and, collectively with the Series A Right and Series B Right, the “Series Rights”). The Series Rights are exercisable commencing on their date of issuance at an exercise price equal to the higher of (x) the Unit Subscription Price or (y) (i) in the case of the Series A Rights, 90% of the VWAP of our common stock over the last three trading days prior to the expiration date of the Series A Rights, which is 30 days following the closing date of the subscription offering, but in any event not to exceed 150% of the Unit Subscription Price, (ii) in the case of the Series B Rights, 87.5% of the VWAP of our common stock over the last three trading days prior to the expiration date of the Series B Rights, which is 60 days following the closing date of the subscription offering, but in any event not to exceed 200% of the Unit Subscription Price, and (iii) in the case of the Series C Rights, 85% of the VWAP of our common stock over the last three trading days prior to the expiration date of the Series C Rights, which is 90 days following the closing date of the subscription offering, but in any event not to exceed 250% of the Unit Subscription Price, with the exercise price in each instance rounded down to the nearest whole cent. Answers to some frequently asked questions about the offering can be found under the heading “Questions and Answers Relating to This Offering” in the Prospectus. Any prospective purchaser of units pursuant to the exercise of the Subscription Rights or shares of our common stock pursuant to the exercise of the Series Rights should read the Prospectus, including without limitation the risk factors contained therein, prior to making any decision to invest in the company.

As described in the Prospectus, you will receive two Subscription Rights for each share of our common stock beneficially owned by you or issuable upon the conversion of our preferred stock owned by you as of the record date of 5:00 p.m., Eastern time, on December 2, 2024 (the “Record Date”). Each Subscription Right consists of a basic right, which entitles holders to purchase one unit and an over-subscription privilege which will be exercisable only if holder exercises his or her basic right in full and will entitle the holder to purchase additional units for which other holders do not subscribe.

We expect that there will be a sufficient number of units available to honor your basic rights in full. As a result, if the subscription offering is completed, you will receive whole units to the full extent you have properly exercised your basic rights in whole or in part for such whole units. Sufficient units may not be available to honor your request for additional units pursuant to your over-subscription privilege. If exercises of the over-subscription privileges exceed the number of units available, we will allocate the available units pro-rata among rights holders who over-subscribed based on the number of over-subscription units for which the holders have subscribed.

The maximum number of shares of our common stock available for issuance in this offering is 70,000,000 shares. If at any time the issuance of shares pursuant to the exercise of the Subscription Rights or the Series Rights exceeds such share limitation, no additional shares will be issued, the offering will be terminated and any outstanding rights will immediately expire and the amount subscribed for by each holder will be proportionally reduced.

You will be required to submit payment in full for all the units you wish to buy in the subscription offering and for all of the Series Rights you wish to exercise in the offering. If you wish to maximize the number of units you may purchase pursuant to your over-subscription privilege, you will need to deliver payment in an amount equal to the aggregate price for the maximum number of units available to you, assuming that no shareholder other than you has purchased any units pursuant to the basic rights and over-subscription privilege. The company will eliminate fractional units resulting from the exercise of the over-subscription privilege by rounding down to the nearest whole number, with the total subscription payment being adjusted accordingly. Any excess subscription payments received by the subscription agent will be promptly returned, without interest or penalty, after the expiration of this offering.

The company can provide no assurances that you will actually be entitled to purchase (i) the number of units subscribed for pursuant to the exercise of your over-subscription privilege in full at the expiration of the subscription offering or (ii) the number of shares of common stock you elect to purchase pursuant to the exercise of your Series Rights in full at the expiration of the Series Rights. The company will not be able to satisfy your exercise of the over-subscription privilege if all of our stockholders exercise their basic rights in full, and we will only honor an over-subscription privilege to the extent sufficient units are available following the exercise of basic right.

To the extent your aggregate subscription payment for the actual number of unsubscribed units available to you pursuant to the over-subscription privilege is less than the amount you actually paid in connection with the exercise of the over-subscription privilege, you will be allocated only the number of unsubscribed units available to you, and any excess subscription payment will be promptly returned to you, without interest or penalty, after the expiration of this offering.

You are not required to exercise any or all of your Subscription Rights or Series Rights. If you do not exercise your Subscription Rights or Series Rights and the offering is completed, the number of shares of our common stock you own will not change but your percentage ownership of our total outstanding voting stock may decrease because shares may be purchased by other stockholders in the offering. Your percentage ownership of our voting stock may also decrease if you do not exercise your Subscription Right or Series Rights in full. Please see the discussion of risk factors related to the rights offering, including dilution, under the heading “Risk Factors — “Your interest in our company may be diluted as a result of the offering” in the Prospectus.

The Subscription Rights and the Series Rights will be evidenced by a Non-Transferable Subscription Rights Certificate and Non-Transferable Series Rights Certificate and will cease to have any value after the respective expiration dates of the Subscription Rights and the Series Rights.

Enclosed are copies of the following documents:

1.	Prospectus;

2.	Non-Transferable Subscription Rights Certificate;

3.	Non-Transferable Series A Rights Certificate;

4.	Non-Transferable Series B Rights Certificate;

5.	Non-Transferable Series C Rights Certificate;

6.	Instruction as to Use of FlexShopper Non-Transferable Subscription Rights Certificate;

7.	Instruction as to Use of FlexShopper Non-Transferable Series Rights Certificate; and

8.	A return envelope addressed to Continental Stock Transfer & Trust Company, the subscription agent.

Your prompt action is requested. To exercise your Subscription Rights and Series Rights, as indicated in the Prospectus, you should deliver to the subscription agent the properly completed and signed (i) Non-Transferable Subscription Rights Certificate with payment of Unit Subscription Price for each unit subscribed for and (ii) Non-Transferable Series Rights Certificate for the applicable Series Rights exercised with payment of the applicable exercise price (e.g., 150%, 200% or 250% of the Unit Subscription Price for Series A Rights, Series B Rights, and Series C Rights, respectively). The subscription agent must receive the Non-Transferable Subscription Rights Certificate with payment of the initial price for the units and the Non-Transferable Series Rights Certificate for the applicable Series Rights exercised with payment of the applicable exercise price prior to their respective expiration dates. If at the respective expiration date of the Subscription Rights or Series Rights, the initial price paid is higher than the final price, the excess amount paid by a holder will be promptly returned to the holder, without interest or penalty.

If you send your Non-Transferable Subscription Rights Certificates and Unit Subscription Price payment or the Non-Transferable Series Rights Certificates and initial exercise price payment by mail, we recommend that you send them by registered mail, properly insured, with return receipt requested. We will not be required to sell units or shares of common stock to you if the subscription agent receives your Non-Transferable Subscription Rights Certificate (or your subscription payment) or Non-Transferable Series Rights Certificate (or your exercise price payment) after their respective expiration date, regardless of when the Non-Transferable Subscription Rights Certificate and subscription payment or Non-Transfreable Series Rights Certificate and exercise payment were sent. See the discussion under the heading “This Offering—Expiration of Offer” in the Prospectus.

Once you have exercised your Subscription Rights or Series Rights, such exercise may not be revoked, even if you later learn information that you consider to be unfavorable to the exercise of your Subscription Rights or Series Rights.

Additional copies of the enclosed materials may be obtained from MacKenzie Partners, Inc., the Information Agent for this offering, by telephone at (212) 929-5500 (bankers and brokers) or (800) 322-2885 (all others) or by email at rightsoffer@mackenziepartners.com. Any questions or requests for assistance concerning the rights offering should be directed to the Information Agent.

Very truly yours,

FlexShopper, Inc.

/s/ H. Russell Heiser Jr.
Title:	H. Russell Heiser Jr.
Name:	Chief Executive Officer

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